NUMBER
NE

SHARES
SPECIMEN

SPECIMEN
NOT NEGOTIABLE

NYTEX Energy Holdings, Inc.

9% CUMULATIVE CONVERTIBLE MANDATORY PREFERRED STOCK, SERIES A
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR
CERTAIN DEFINITIONS

PREFERRED STOCK

CUSIP 62950C 10 3

THIS CERTIFIES THAT:

SPECIMEN - NOT NEGOTIABLE

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF 9% CUMULATIVE CONVERTIBLE MANDATORY PREFERRED STOCK, SERIES A OF $.001 PAR VALUE PER SHARE AND A LIQUIDATION PREFERENCE OF $1.50 PER SHARE PLUS ACCRUED AND UNPAID DIVIDENDS OF

NYTEX ENERGY HOLDINGS, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

NYTEX ENERGY HOLDINGS, INC.
CORPORATE
SEAL
1988
DELAWARE

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
JERSEY CITY, NJ
TRANSFER AGENT

BY:

AUTHORIZED OFFICER

SECRETARY/TREASURER

PRESIDENT